Exhibit 10.11
SUBSCRIPTION AGREEMENT
July 11, 2003
Flotek Industries, Inc.
7030 Empire Central Drive
Houston, Texas 77040
     Re: Investment in the Common Stock of Flotek Industries, Inc.
Dear Sir:
     This Subscription Agreement is being delivered to Flotek Industries, Inc., a Delaware corporation (“Flotek”), by the undersigned (the “Investor”) for the purpose of purchasing shares of the Common Stock of Flotek, $0.0001 par value per share (referred to herein as the “Shares”), and to demonstrate that the Shares may be issued to the Investor without registration under applicable federal and state securities laws by virtue of exemptions provided in Section 3(b) and/or Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and certain state securities laws. In connection therewith, the Investor hereby represents and warrants to Flotek as follows:
1. The Investor hereby subscribes and agrees to purchase the number of Shares indicated on the signature page of this Subscription Agreement (the “Subscription”) in exchange for the subscription price of $ .60 per share. The Investor will tender to Flotek the full purchase price of the Shares within two days of the date of this letter. Upon the receipt by Flotek of the full subscription price for the Shares, the Shares will be deemed issued to the Investor. In the event the full subscription price of the Shares is not received by Flotek from the Investor within two days of the date of this letter, Flotek may at its option (but not as its sole remedy) elect to terminate the Subscription, thereby causing Flotek to have no further obligation to issue the Shares hereunder but not terminating the liability of the Investor for breaching this Agreement.
2. The Investor acknowledges that: (a) the Investor has received and read the Annual Report for Flotek on Form 10-K for the year ended December 31, 2002 and the Form 10-Q of Flotek for the three month period ending on March 31, 2003, (b) the Investor has been given an opportunity to examine such instruments, documents, and other information relating to Flotek as deemed necessary or advisable in order to make an informed decision relating to the acquisition of the Shares and their suitability as an investment for the Investor, (c) the Investor has had the opportunity to ask questions of, and receive answers from, Flotek concerning its business and financial condition, (d) no person other than Gary Pittman or the CEO or Chief Financial Officer of Flotek has been authorized to provide any information to the Investor or make any representations with respect to Flotek, (e) the Investor has had the opportunity to obtain advice from professional advisors including attorneys and accountants, with respect to the purchase of the Shares, (f) the Investor is not subscribing for the Shares as a result of or subsequent to any

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July 11, 2003

advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any solicitation by a person not previously known to Investor, (g) no person will be paid any compensation by Investor (whether as broker, salesperson, or in any other capacity) in connection with Investor’s purchase of the Shares, (h) any projections regarding Flotek provided to the Investor are only estimates of future results based on assumptions made by the management of Flotek which may or may not be appropriate, (i) no assurance that the results set forth in any such projections will be attained, and (g) the actual results of Flotek may be significantly different than the amounts set forth in any such projections.
3. The Investor must be prepared to bear the economic risk of investment in the Shares for an indefinite period because the issuance of the Shares has not been registered under the Securities Act, or under the state securities laws, and hence cannot be sold unless subsequently so registered, or unless exemptions from such registration requirements are available.
4. The Shares will be acquired for the Investor’s own account or benefit and not for the account, in whole or in part, of any other person or entity, and the Investor has no present intention of selling or distributing the Shares or any part thereof. The Investor understands that the Shares may not be sold, hypothecated, pledged, transferred, assigned, or disposed of except in accordance with the restrictions imposed by the Securities Act and other applicable securities laws.
5. The Investor has undertaken an independent evaluation of the merits and risks of investing in Flotek and has not relied upon the analysis or investment advice of any “purchaser representative” as defined in Rule 501(h) of Regulation D. The Investor is experienced in investments and business matters and has sufficient knowledge and experience in financial and business matters to analyze and evaluate the merits and risks of investing in Flotek. The Investor further recognizes that the Shares, as an investment, are extremely speculative in nature and involve special risks, and that the total amount of funds tendered to purchase the Shares is placed at risk and may be completely lost.
6. The Investor is an “accredited investor” as defined in Rule 501 (a) of Regulation D by virtue of the following: (check all applicable items)

☑ (a)	The Investor is an organization described in Section 501 (c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring Shares in Flotek, with total assets in excess of $5,000,000;

☐ (b)	The Investor is a natural person whose individual net worth, or joint net worth with the Investor’s spouse, presently exceeds $1,000,000;

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July 11, 2003

☐ (c)	The Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with the Investor’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

☐ (d)	The Investor is a trust, with total assets in excess of $5,000,000.00, not formed for the specific purpose of acquiring Shares in Flotek, whose purchase of such Shares has been directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in Flotek;

☐ (e)	The Investor is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, and (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act which is a bank, insurance company, or registered investment adviser, or (ii) the plan is an employee benefit plan with total assets in excess of $5,000,000, or (iii) the plan is a self directed plan, with investment decisions made solely by persons that are “accredited investors”; and/or

☑ (f)	The Investor is an entity in which all of the equity owners are “accredited investors” by virtue of the Subparagraphs indicated above.
7. The certificates evidencing the Shares will bear a legend in substantially the following form:
THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH LAWS.
8. The Shares are being issued pursuant to a proposed private placement by Flotek of approximately 1,666,666 shares of the Common Stock of Flotek for a per share price of $.60 which is to be completed on or before August 31, 2003 (the “Offering”). Flotek (i) is not

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required to sell a minimum number of Shares pursuant to the Offering, (ii) may accept the Subscription without selling any other shares of its common stock pursuant to the Offering, (iii) may sell a greater number of shares than 1,666,666 pursuant to the Offering, (iv) may issue shares pursuant to the Offering for debt owed by Flotek, including trade payables, and (v) may terminate the Offering at any time. The anticipated use of the proceeds of the Offering is for general corporate purposes. In addition, the Company may elect at any time to lower the price of the shares sold in the Offering below $.60, which will result in a proportionate positive adjustment to the number of shares issued to the Investor.
9. Investor will indemnify and hold harmless the Company, and its officers, directors, employees, agents, affiliates, and counsel against any and all loss, liability, claim, damage, and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.
10. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought.
11. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed telecopy, telefax, or other electronic transmission service to the appropriate address or number (a) if to the Company, at the address set forth above, or (b) if to Investor, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10).
12. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.
13. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all of the parties, notwithstanding that all parties are not signatories to the same counterpart.
14. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to residents of that state executing contracts wholly to be performed in that state.
All information furnished herein is for the sole use of Flotek and counsel and will be held in

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confidence, except that this letter may be furnished to such parties as the management of Flotek may deem necessary to establish compliance with federal and state securities laws.

Very truly yours,

TOSI, L.P., a Texas limited partnership

Subscription:	By:	Pitman Property Corp., its general partner

Number of Shares: 166,666	By:	/s/ J. W. Beavers, Jr.

Cash Tendered: $100,000	Printed Name: J. W. Beavers, Jr.
Debt Tendered:	Title: President
ACCEPTED AND AGREED TO:
FLOTEK INDUSTRIES, INC.

By:	/s/ Jerry D. Dumas, Sr.

Printed Name: Jerry D. Dumas, Sr.
Title: Chairman & CEO